                                                                    Exhibit 99.1

                                   BEFORE THE

                           DEPARTMENT OF CORPORATIONS

                                     OF THE

                              STATE OF CALIFORNIA

In the Matter of the Application of          ) NOTICE OF HEARING
                                             ) PURSUANT TO SECTION
  SPIRAL TECHNOLOGY, INC.                    ) 25142 OF THE CALIFORNIA
                                             ) CORPORATIONS CODE
for a Permit Authorizing the Sale of         )
Securities in Exchange for Certain           )
Other Securities and Approving the           )  File No. 309-3905
Terms and Conditions of                      )
Exchange and the Fairness of the             )
Terms and Conditions                         )

      TO: The Employees of Spiral Technology, Inc.:

      Notice is hereby given that at 10:00 a.m. on November 27, 2006, a public hearing will be held before the Commissioner of Corporations of the State of California, or such Assistant Commissioner or Corporations Counsel as the Commissioner may designate, at 320 West 4th Street, Suite 750, Los Angeles, CA 90013-2344.

      The hearing will be held in connection with the Application for Qualification of Securities by Permit which has been filed by Spiral Technology, Inc., a California corporation ("Spiral"), under Section 25113 of the California Corporate Securities Law of 1968, as amended (the "Law"). The hearing will be conducted pursuant to Section 25142 of the Law and under the rules set forth in Title 10, Chapter 3, Subchapter 1, Article 2 of the California Administrative Code, commencing with Section 250.17.

      I.    Brief Description of Transaction: Purpose of Hearing.

      All of the outstanding stock of Spiral, consisting of 1,000,000 shares, is currently owned by SPARTA, Inc., a Delaware corporation ("SPARTA"). SPARTA and certain officers and directors of Spiral (the "Spiral Management Team") have entered into an agreement (the "Split-Off Agreement"). The Split-Off Agreement contemplates that those Spiral employees who elect to do so will exchange shares of SPARTA common stock owned by them for all of the outstanding Spiral common stock owned by SPARTA (the "Split-Off Transaction").

      At the closing of the Split-Off Transaction, Spiral employees who choose to participate in the exchange will exchange shares of SPARTA common stock owned by such employees having an aggregate value of $2.2 million (determined based on the formula price of SPARTA's common stock as of the closing date) for 100% of the outstanding Spiral common stock currently owned by SPARTA. In the event that the aggregate number of shares of SPARTA stock tendered for exchange by employees of the Applicant exceeds the aggregate number of shares required to be delivered, each participating employee will be required and entitled to deliver for exchange the employee's pro rata share, rounded to the nearest whole share, based on the ratio that the number of shares of SPARTA stock tendered for exchange by such employee bears to the total number of shares of SPARTA stock tendered for exchange by all participating employees.

      The closing of the Split-Off Transaction is subject to the satisfaction of closing conditions that are customary for such transactions, as well as several other conditions, including:

- A capital contribution of $1.4 million (subject to adjustment under certain circumstances) from SPARTA to Spiral for working capital purposes.

- Participation in the Split-Off Transaction by Spiral employees, other than the Spiral Management Team, representing at least 25% of the total number of shares of SPARTA common stock to be exchanged in the Split-Off Transaction.

      Shares of SPARTA common stock that are held by Spiral employees but which are not exchanged for shares of Spiral common stock in the Split-Off Transaction will be subject to repurchase by SPARTA, at its option, in accordance with the applicable requirements of SPARTA's Amended and Restated Certificate of Incorporation.

      The purpose of the hearing is to enable the California Commissioner of Corporations to determine the fairness of the terms and conditions of the Split-Off Transaction.

      2.    Authority of Commissioner of Corporations.

      Pursuant to Section 25142 of the Law, the Commissioner of Corporations has the authority to hold a hearing to review the fairness of the terms and conditions of any proposed exchange of securities, and to approve the terms and conditions of the exchange, in connection with the granting of a permit to sell securities in exchange for other outstanding securities. All persons to whom the securities are to be sold in accordance with the permit have a right to appear at such a "fairness hearing."

      3.    Additional Information.

      Financial statements of Spiral as of and for each of the quarters ended September 30, 2006 and 2005, and as of and for each of the years ended December 31, 2005, 2004 and 2003 are attached to this Notice as Exhibit 1. The formula that will be used to determine the value of SPARTA's common stock for purposes of the Split-Off Transaction is set forth in Exhibit 2 attached to this Notice. Additional information concerning Spiral and the Split-Off Transaction may be found in the Application for Qualification of Securities dated June 6,2006, and the Exhibits thereto, filed by Spiral with the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, CA 90013-2344.

      4.    How to Comment on the Proposed Exchange.

      All persons interested in the hearing may appear in person or by an authorized representative. Interested persons may, but need not, be represented by counsel. Interested persons who will be unable to attend may direct correspondence to the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, CA 90013-2344, Attention: Gabriel Eckstein, Senior Corporations Counsel.

      All interested persons are entitled to present evidence as to whether the proposed exchange is fair and should be approved, and may seek the issuance of subpoenas and subpoenas duces tecum to compel the attendance of witnesses and the production of books, records and other materials by applying in a timely and reasonable manner to the Department of Corporations at the address set forth above.

Los Angeles, California
Dated: November 13, 2006          PRESTON DUFAUCHARD
                                  Commissioner of Corporations

                                  By:  /s/ Gabriel Eckstein
                                       ---------------------------
                                       Gabriel Eckstein, Senior
                                       Corporations Counsel

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
                             UNAUDITED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

                                                                    December 31,
                                                          ----------------------------------
                                                           2005           2004        2003
                                                          -------      ---------     -------
                            ASSETS

Current assets:
   Cash                                                   $    20      $      20     $    20
    Accounts Receivable, Net                                2,047          1,964       1,669
    Prepaid Expenses and Other Current Assets                  27             17          18
    Intercompany Receivable                                   951          1,063       1,133
                                                          -------      ---------     -------
        Total Current Assets                                3,045          3,064       2,840
                                                          -------      ---------     -------

Property and Equipment                                        237            274         263
Accumulated Depreciation                                     (225)          (255)       (240)
                                                          -------      ---------     -------
    Net Property and Equipment                                 12             19          23
                                                          -------      ---------     -------

Other Assets                                                   12              8           3

                                                          -------      ---------     -------
    Total Assets                                          $ 3,069      $   3,091     $ 2,866
                                                          =======      =========     =======
       LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
    Accounts Payable and Accrued Liabilities              $     4      $     313     $     9
    Accrued Compensation and Benefits                       1,443          1,181       1,405
    Intercompany Payable                                        -              -           -
                                                          -------      ---------     -------
        Total Current Liabilities                           1,447          1,494       1,414
                                                          -------      ---------     -------

Stockholder's Equity
    Common Stock                                              140            140         140
    Retained Earnings                                       1,482          1,457       1,312
                                                          -------      ---------     -------
        Total Equity                                        1,622          1,597       1,452
                                                          -------      ---------     -------

        Total Liabilities and Stockholder's Equity        $ 3,069      $   3,091     $ 2,866
                                                          =======      =========     =======

See accompanying abbreviated notes to unaudited financial statements.

Substantially all disclosures required by Generally Accepted Accounting Principles have been omitted.

                                    EXHIBIT 1

                             SPIRAL TECHNOLOGY, INC.
                  (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
              UNAUDITED STATEMENT OF INCOME AND RETAINED EARNINGS
                             (AMOUNTS IN THOUSANDS)

                                                        Fiscal year ended December 31,
                                                        ------------------------------
                                                          2005       2004       2003
                                                        -------     -------    -------
Contract Revenue                                        $10,529     $11,277    $13,075
                                                        -------     -------    -------
Operating Costs and Expenses
   Direct Labor                                           4,951       5,206      5,806
   Material, Subcontractors and Other Direct Costs        1,835       2,186      2,968
   Facilities and Equipment Costs                           229         240        246
   Indirect Labor                                           637         567        525
   Fringe Benefits, Including Bonus                       2,404       2,380      2,640
   Other Costs                                               74          77         85
   Corporate Overhead Allocation                            357         380        509

                                                        -------     -------    -------
     Total Operating Costs and Expenses                  10,487      11,036     12,779
                                                        -------     -------    -------

Income Before Income Taxes                                   42         241        296
Provision For Income Taxes                                   17          96        118
                                                        -------     -------    -------

Net Income                                                   25         145        178
Retained Earnings, beginning of year                      1,457       1,312      1,134

                                                        -------     -------    -------
Retained Earnings, end of year                          $ 1,482     $ 1,457    $ 1,312
                                                        =======     =======    =======

See accompanying abbreviated notes to unaudited financial statements.

Substantially all disclosures required by Generally Accepted Accounting Principles have been omitted.

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
                        UNAUDITED STATEMENT OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                        Fiscal year ended December 31,
                                                        ------------------------------
                                                         2005        2004       2003
                                                        -------     -------    -------
Cash Flow From Operating Activities:
  Net Income                                            $    25     $   145    $   178
  Adjustments to Reconcile Net Income to Net
    Cash From Operating Activities
     Depreciation and Amortization                           11          17         29
     Changes in Assets and Liabilities:
        Accounts Receivable                                 (83)       (295)     2,833
        Prepaid Expenses and Other Current Assets           (10)          1         (4)
        Other Assets                                         (4)         (5)         1
        Accounts Payable and Accrued Liabilities           (309)        304        (21)
        Accrued Compensation and Benefits                   262        (224)      (275)

                                                        -------     -------    -------
          Net Cash From Operating Activities               (108)        (57)     2,741
                                                        -------     -------    -------

Cash Flow From Investing Activities:
  Capital Expenditures                                       (4)        (13)        (3)

                                                        -------     -------    -------
          Net Cash From Investing Activities                 (4)        (13)        (3)
                                                        -------     -------    -------

Cash Flow From Financing Activities:
  Change in Intercompany Accounts                           112          70     (2,738)

                                                        -------     -------    -------
          Net Cash From Financing Activities                112          70     (2,738)
                                                        -------     -------    -------

Net Change in Cash                                            -           -          -
Cash, beginning of year                                      20          20         20

                                                        -------     -------    -------
Cash, end of year                                       $    20     $    20    $    20
                                                        =======     =======    =======

See accompanying abbreviated notes to unaudited financial statements.

Substantially all disclosures required by Generally Accepted Accounting Principles have been omitted.

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
               ABBREVIATED NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

      The accompanying financial statements include the accounts of Spiral Technology, Inc. (Spiral), a wholly-owned subsidiary of SPARTA, Inc. (SPARTA or the Company). SPARTA's and Spiral's fiscal year is the 52- or 53-week period ending on the Sunday closest to December 31. For ease of presentation, the fiscal periods have been presented as the fiscal years ended December 31, 2005, 2004 and 2003. Fiscal 2004 contained 53 weeks, all other periods presented contained 52 weeks.

2.    REVENUE RECOGNITION

      Spiral derives substantially all of its revenues from contracts with U.S. Government agencies or from companies who perform work for U.S. Government agencies. Such contracts are accounted for in accordance with the American Institute of Certified Public Accountants Statement of Position No. 81-1, Accounting for Performance of Construction-Type and Production-Type Contracts. Contract costs include direct labor, materials, subcontractors and other direct costs, plus estimated indirect costs such as overhead, research and development, and general and administrative expenses.

      Revenue on cost-type contracts is recognized to the extent of reimbursable costs incurred, plus a proportionate amount of the estimated fee earned. Estimates of fees earned are based on negotiated fee amounts or management's assessment of the fee amounts that are likely to be earned. Revenue on time and material and fixed price (level of effort) contracts is recognized to the extent of direct labor hours incurred at fixed hourly billing rates, plus the cost of materials or other specified costs. Revenue on firm fixed price contracts is recognized using the percentage of completion method. A portion of the contract revenue, based on contract costs incurred to date compared with total estimated costs at completion (based upon engineering estimates), is recognized as revenue each period.

      Certain contracts include provisions for award or other incentive fees. Such award and incentive fees are recognized when management determines that it is probable that the award or incentive fee, or portion thereof, has been earned. Management's assessments, which are performed on a contract-by-contract basis, are based on such factors as contract terms, nature of the work to be performed, prior relationship and history with the customer, historical experience with similar types of projects, and current and anticipated performance on the specific contract.

      On occasion, Spiral or its customers may seek to modify a contract to accommodate a change in the scope of the work, such as changes in specifications, method or manner of performance, equipment, materials, or period of performance, or to account for customer-caused delays, errors in specifications or design, contract terminations, or other causes of unanticipated additional costs. Such change orders or claims are evaluated according to their characteristics and the circumstances in which they occur, taking into consideration such factors as the probability of recovery, Spiral's experience in negotiating change orders and claims, and the adequacy of documentation substantiating the costs of such change order or claim. Costs

                             SPIRAL TECHNOLOGY, INC.
                  (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
              ABBREVIATED NOTES TO UNAUDITED FINANCIAL STATEMENTS

attributable to unpriced change orders and claims are accounted for as costs of contract performance in the period in which the costs are incurred, and revenue is recognized to the extent of costs incurred. Revenue in excess of costs attributable to unpriced change orders is recorded when realization is assured beyond a reasonable doubt, based on such circumstances as Spiral's historical experience with the customer or when a bona fide pricing offer has been provided by the customer. Receivables related to unpriced change orders and claims are not material.

      Spiral follows these revenue recognition methods because reasonably dependable estimates of the revenue, costs and profits applicable to various stages of a contract can be made. Recognized revenues and profit are subject to revisions as the contract progresses to completion. If Spiral does not accurately estimate the resources required or the scope of work to be performed, or does not manage its projects properly within the planned periods of time, or satisfy its obligations under the contracts, then profit may be significantly and negatively affected or losses on existing contracts may need to be recognized. Management reviews contract performance, costs incurred, and estimated costs to completion on a regular basis. Revisions to revenue and profit estimates are reflected in income in the period in which the facts that give rise to the revision become known. Provisions for anticipated losses on contracts are reflected in income in the period in which the loss becomes evident.

      Estimates of allowable contract costs, including estimates of indirect costs are subject to regulation and audit by the government. Through the effective date of the Spin-Off Transaction, Spiral's contract costs will be included as part of SPARTA's incurred costs, which have been audited and settled through fiscal 2004. For years in which Spiral's costs have not yet been audited and settled, contract revenue and profits have been recorded based on the estimated amounts of expected allowable costs. Although cost disallowances have not historically been significant, Spiral may be exposed to variations in profitability, including potential losses, if actual cost disallowances differ materially from these estimates.

3.    ACCOUNTS RECEIVABLE

      Accounts receivable comprise the following (amounts in thousands):

                                                            December 31,
                                                     ---------------------------
                                                         2005            2004
                                                     ------------    -----------
Billed accounts receivable                           $      1,288    $     1,393
Unbilled accounts receivable                                  759            571
                                                     ------------    -----------

                                                     $      2,047    $     1,964
                                                     ============    ===========

      Spiral has a concentration of its receivables with U.S. Government agencies or companies who perform work for U.S. Government agencies. Spiral derived substantially all of its revenues from such customers in each of the years ended December 31, 2005, 2004 and 2003, respectively, and accounts receivable from such customers comprised substantially all of total

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
               ABBREVIATED NOTES TO UNAUDITED FINANCIAL STATEMENTS

accounts receivable as of December 31, 2005 and 2004. The Company believes that the credit risk associated with these receivables is minimal.

      Unbilled receivables consist primarily of revenues recognized on government contracts for which billings have not yet been presented. Contract costs for certain contracts, including applicable indirect costs, are subject to audit and adjustment by negotiations between the Company and U.S. Government representatives. Revenues for such contracts have been recorded in amounts that are expected to be realized on final settlement.

      Accounts receivable includes costs incurred in advance of contract funding and estimated award fees totaling $208,000 and $243,000 at December 31, 2005 and 2004, respectively. These amounts may not be fully recoverable; however, the Company does not expect to sustain losses of any significant consequence with respect to such costs. Contract retentions are not material.

4.    PROPERTY AND EQUIPMENT

      Property and equipment comprise the following (amounts in thousands):

                                              December 31,
                                          ------------------
                                           2005       2004
                                          -------    -------
Computer equipment and office furniture   $   177    $   214
Leasehold improvements                         60         60
                                          -------    -------
                                              237        274
Accumulated depreciation                     (225)       255)
                                          -------    -------

                                          $    12    $    19
                                          =======    =======

      Equipment and improvements are recorded at cost. Major renewals and betterments are capitalized; maintenance, repairs and minor renewals and betterments are charged to expense. Equipment is depreciated using the straight-line method over the estimated useful lives, which range from 5 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives or remaining lease terms, which range from 1 to 5 years.

                             SPIRAL TECHNOLOGY, INC,
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
               ABBREVIATED NOTES TO UNAUDITED FINANCIAL STATEMENTS

5     ACCRUED COMPENSATION AND BENEFITS

      Accrued compensation and benefits comprise the following (amounts in thousands):

                                          December 31,
                                     --------------------
                                       2005        2004
                                     --------    --------
Accrued payroll                      $    273    $    278
Accrued profit sharing and 401(k)         381         386
Accrued bonus                             331         123
Accrued absence                           176         171
Other accrued benefits                    282         223
                                     --------    --------

                                     $  1,443    $  1,181
                                     ========    ========

6.    INCOME TAXES

      The taxable income or loss of Spiral is included in the consolidated and combined income tax returns of SPARTA. SPARTA allocates a portion of the consolidated income tax provision to Spiral Technology in an amount generally equivalent to the provision that would result if Spiral filed a separate income tax return.

7.    COMMITMENTS

      Spiral leases its facilities and certain equipment under operating leases. Some of the leases contain renewal options, escalation clauses and requirements that Spiral pay taxes, maintenance and insurance costs. Rent expense under operating leases was $ 105,000, $ 105,000 and $92,000 for the years ended December 31, 2005, 2004 and 2003, respectively. Future minimum lease commitments under non-cancelable operating leases at December 31, 2005 are as follows:

Fiscal Year    Lease Commitment
-----------    -----------------
2006             $ 108
2007               108
2008                90

8.    CORPORATE OVERHEAD ALLOCATION

      SPARTA allocates a portion of its corporate and sector general and administrative costs to Spiral based on a formula of revenue, property and equipment, and payroll. In the opinion of management, the allocation method is reasonable. Corporate charges do not include interest on intercompany amounts due to SPARTA.

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
                             UNAUDITED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS )

                                                                              September 30,   December 31,
                                                                                   2006          2005
                                                                              -------------   ------------

                                     ASSETS

Current assets:                                                               $           -   $         20
   Cash
   Accounts Receivable, Net                                                           1,115          2,047
   Prepaid Expenses and Other Current Assets                                             61             27
   Intercompany Receivable                                                            1,117            951

                                                                              -------------   ------------
        Total Current Assets                                                          2,353          3,045
                                                                              -------------   ------------
Property and Equipment                                                                  400            237
Accumulated Depreciation                                                               (214)          (225)

                                                                              -------------   ------------
   Net Property and Equipment                                                           186             12
                                                                              -------------   ------------

Other Assets                                                                              5             12

                                                                              -------------   ------------
   Total Assets                                                               $       2,544   $      3,069
                                                                              =============   ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
   Accounts Payable and Accrued Liabilities                                   $          92   $          4
   Accrued Compensation and Benefits                                                    829          1,443
   Intercompany Payable                                                                   -              -

                                                                              -------------   ------------
        Total Current Liabilities                                                       921          1,447
                                                                              -------------   ------------

Stockholder's Equity
   Common Stock                                                                         140            140
   Retained Earnings                                                                  1,483          1,482

                                                                              -------------   ------------
        Total Stockholder's Equity                                                    1,623          1,622
                                                                              -------------   ------------
        Total Liabilities and Stockholder's Equity                            $       2,544   $      3,069
                                                                              =============   ============

  See accompanying abbreviated notes to unaudited financial statements.
    Substantially all disclosures required by Generally Accepted
                 Accounting Principles have been omitted.

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
               UNAUDITED STATEMENT OF INCOME AND RETAINED EARNINGS
                              (AMOUNTS IN THOUSANDS)

                                            Three months ended September 30,     Nine months ended September 30,
                                            --------------------------------     -------------------------------
                                                 2006               2005              2006            2005
                                            -------------      -------------     ------------     --------------
Contract Revenue                            $       2,583      $       2,660     $      8,439     $       7,984
                                            -------------      -------------    -------------    ---------------

Operating Costs and Expenses
   Direct Labor                                     1,088              1,257            3,644             3,776
   Subcontractors and Other Direct Costs              655                490            1,991             1,321
   Facilities and Equipment Costs                      55                 63              173               180
   Indirect Labor                                     173                172              510               485
   Fringe Benefits, Including Bonus                   470              1 607            1,719             1,856
   Other Costs                                          8                (42)              26                39
   Corporate Overhead Allocation                      170                100              374               287

                                            -------------      -------------    -------------    --------------
      Total Operating Costs and Expenses            2,619              2,647            8,437             7,944
                                            -------------      -------------    -------------    --------------

Income Before Income Taxes                            (36)                13                2                40
Provision For Income Taxes                            (14)                 5                1                16
                                            -------------      -------------    -------------    --------------

Net Income                                            (22)                 8                1                24
Retained Earnings, beginning of period              1,482              1,457            1,482             1,457

                                            -------------      -------------    -------------    --------------
Retained Earnings, end of period            $       1,460      $       1,465     $      1,483     $       1,481
                                            =============      =============     ============     =============


      See accompanying abbreviated notes to unaudited financial statements.
          Substantially all disclosures required by Generally Accepted
                    Accounting Principles have been omitted.

                             SPIRAL TECHNOLOGY, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SPARTA, INC.)
              ABBREVIATED NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

      The accompanying financial information has been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

      The accompanying financial information includes the accounts of Spiral Technology, Inc. (Spiral), a wholly-owned subsidiary of SPARTA, Inc. (SPARTA). SPARTA's and Spiral's fiscal year is the 52 or 53-week period ending on the Sunday closest to December 31. Fiscal years 2006 and 2005 comprise the 52-week periods ending December 31, 2006 and January 1, 2006, respectively. The third quarters of fiscal 2006 and 2005 comprised the 13 weeks ended October 1, 2006 and October 2, 2005, respectively. To aid the reader of the financial statements, the year-end has been presented as December 31, 2005 and the three-month period ends have been presented as September 30, 2006 and September 30, 2005,

      In the opinion of management, the unaudited financial information for the three-month periods ended September 30, 2006 and September 30, 2005 reflects all adjustments (which include only normal, recurring adjustments) necessary for a fair statement of the results for such periods. Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentation. Operating results for the nine-month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

                              SPARTA "FORMULA PRICE"

      The "Formula Price" is a price per share that is determined quarterly by SPARTA using a formula to establish the price per share of SPARTA's common stock for purposes of SPARTA's 1997 Stock Plan and SPARTA's stock repurchase program.

      That formula provides that the stock price is equal to the sum of (i) a fraction, the numerator of which is the sum of the stockholders' equity of SPARTA at the end of the fiscal quarter immediately preceding the date on which a stock price revision is to occur ("SE"), the aggregate principal amount of the long-term portion of SPARTA's subordinated promissory notes at the end of such fiscal quarter ("SN"), and the aggregate exercise price of all stock options which were exercisable as of the end of such fiscal quarter ("CX"), and the denominator of which is the sum of the number of issued and outstanding shares of common stock and preferred stock of SPARTA ("SI") and the number of shares of common stock issuable upon the exercise of stock options which are exercisable ("SV") at the end of that fiscal quarter, and (ii) the product of 7 multiplied by the "future growth factor" ("FG"), multiplied by the average annual "earnings per share" of SPARTA for the eight fiscal quarters immediately preceding the price revision ("A"). (For this purpose, "earnings" is defined as net income (adjusted to exclude the effect of non-cash compensation expense associated with certain stock option exercises) plus the tax benefits to SPARTA from option exercises, and "shares" include both outstanding shares and shares subject to vested stock options.) The "future growth factor", or "FG", is the lesser of 1.5 or the number obtained by dividing (a) the sum of SPARTA's contract gross profits for the four fiscal quarters immediately preceding the date on which the price revision occurs, and the projected contract gross profits for the four fiscal quarters immediately following the end of such prior period by (b) SPARTA's contract gross profits during the eight fiscal quarters immediately preceding the price revision, and squaring the quotient so obtained. The formula stock price, expressed as an equation, is as follows:

                          Formula Price = SE + SN + CX + (7FG x A)
                                          ------------
                                            SI + SV
     Where:

       SE = Stockholders' equity, which includes all common and preferred stock

       SN = Aggregate principal amount of subordinated notes (long term portion)

       CX = Aggregate exercise price of vested stock options

       SI = Number of shares of common and preferred stock issued and outstanding

       SV = Number of shares subject to vested stock options

       FG = The lesser of 1.5 or contract gross profits over the past four fiscal quarters plus projected contract gross profits over the next four fiscal quarters divided by contract gross profits over the past eight fiscal quarters, the quotient of which is squared

       A = Average annual "earnings per share" (as defined) for the preceding eight quarters

                                    EXHIBIT 2

      For purposes of the formula, projected contract gross profits are determined by SPARTA's Chief Executive Officer based on information provided monthly by SPARTA's management concerning existing contracts in progress and proposals for new or follow-on contracts. This information includes expected contract value, period of performance, funding profile, expected fee/profit, probable award date, and "probability of win" assessments. This information is reviewed and revised by SPARTA's senior management before submission to the Chief Executive Officer.

      The formula does not include liquidity as a factor in determining the stock price. However, an extended period of limited liquidity might require SPARTA's Board of Directors to change the stock price formula to factor in the lack of liquidity. The stock price is reviewed annually by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("HLHZ") to determine if the formula produces a price within a reasonable range of fair market values of SPARTA's common stock on a marketable minority basis. The results of the most recent review, conducted as of March 2006, determined that, at that time, the formula was producing a price within a reasonable range of fair market value of SPARTA's common stock on a marketable minority basis. HLHZ is a nationally recognized investment banking firm that provides business and securities valuations for a variety of regulatory and planning purposes, renders fairness opinions, and provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, recapitalizations, financial restructurings and private placements of debt and equity securities. As part of its methodology to value SPARTA, HLHZ assesses market multiples of comparable public companies, financial multiples of mergers and acquisitions of comparable companies, and performs a discounted cash flow analysis.

      The Formula Price is calculated not less than once each fiscal quarter, in January, April, July and October of each year.

      The following table sets forth information regarding the Formula Price for the periods beginning on the dates indicated:

                    Formula Price per Share of Common Stock
                    ----------------------------------------
                      2006             2005            2004
                    -------          -------         -------
January 21          $ 42.53          $ 36.90         $ 28.02
April 21            $ 41.25          $ 40.87         $ 30.32
July 21             $ 42.49          $ 40.96         $ 31.16
October 21          $ 41.39          $ 42.12         $ 34.58

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